Exhibit 99.1


News Release



               MMC IMPLEMENTS SIGNIFICANT REFORMS TO MARSH INC.'S
                  BUSINESS MODEL TO ENSURE TRANSPARENCY AND THE
                   HIGHEST PROFESSIONAL AND ETHICAL STANDARDS


NEW YORK, NEW YORK, October 26, 2004--Marsh & McLennan Companies, Inc. (MMC) announced today that Marsh Inc., its risk and insurance services subsidiary, is implementing a series of significant reforms to its business model that will ensure that the best interests of its clients are served and that every transaction is executed in accordance with the highest professional and ethical standards.

Accordingly, the following reforms will be initiated by January 1, 2005:

o Marsh has permanently eliminated the practice of receiving any form of contingent compensation from insurers.

o All revenue streams will be 100 percent transparent to clients. Each client will receive a full accounting of all revenue earned by Marsh, including fees, retail commission, wholesale commission and premium finance compensation, if any.

o Marsh will insist that insurance companies show commission rates on all policies.

o Marsh will seek consistent commission rates so that insureds are better able to compare costs of alternative proposals.

o Marsh will provide transparency to its clients regarding its negotiations with insurers on their behalf.

To ensure compliance and oversight, Marsh has formed a global compliance organization that reports to both Michael G. Cherkasky, president and chief executive officer of MMC, and to the Audit Committee of MMC's Board of Directors.



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This organization's scope will include all Marsh businesses worldwide and will focus on assuring compliance with all regulations and professional and ethical standards.


Among the compliance process changes planned are:

o A review of existing professional standards to ensure that they are sufficiently comprehensive to support the reforms in the new business model.

o The requirement that all key business leaders submit compliance certifications for their areas.

o   Annual compliance and ethics training and certification for all colleagues.

o The submission of quarterly "state of compliance" reports to the Audit Committee of MMC's Board of Directors.

o Regular compliance verification meetings between compliance professionals and underwriters to ensure that Marsh brokers are meeting compliance requirements.

o A formal company-wide review process to ensure that new products and services comply with Marsh's ethical and professional standards.

o   An internal, responsive, and secure compliance and ethics "hotline."

o An independent annual review of Marsh's compliance processes and professional standards.

Mr. Cherkasky said: "These reforms are the next critical step to ensure the integrity and quality of our relationships with clients and to resolve our legal and regulatory issues. In introducing these significant industry-leading changes, we are demonstrating our commitment to our clients and the markets and taking a leadership position in industry reform."

MMC invites members of the press to participate in a conference call with Mr. Cherkasky and other senior management, which will include a question and answer session, today, October 26, at 11:00 a.m. ET. The media dial-in number is (800) 243-6403. Callers from outside the United States should dial (312) 461-9314.



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All others are welcome to listen to the press conference via a live audio webcast at www.mmc.com. The webcast will be archived on MMC's website beginning at approximately 2:00 p.m. ET today.

A replay of the press conference will be available beginning at approximately 2:00 p.m. ET today through 8:00 p.m. ET on Monday, November 1. To listen to the reply, please dial (888) 203-1112. Callers from outside the United States should dial (719) 457-0820. The pass code for both numbers is 906209.

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. More than 63,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

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